Exhibit 4.2

COMPLETION DATE SUPPLEMENTAL INDENTURE

Completion Date Supplemental Indenture (this “Completion Date Supplemental Indenture”), dated as of March 1, 2017, among the Subsidiaries of Change Healthcare Holdings, LLC, a Delaware limited liability company (the “Issuer”), that are signatories hereto as Guarantors (collectively, the “Completion Date Guarantors”) and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer, Change Healthcare Finance, Inc., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”) and the Trustee have heretofore executed and delivered an indenture, dated as of February 15, 2017 (the “Initial Indenture” together with this Completion Date Supplemental Indenture, and as further amended and supplemented, the “Indenture”), providing for the issuance of $1,000,000,000 aggregate principal amount of 5.75% Senior Notes due 2025 (the “Notes”);

WHEREAS, the Initial Indenture contemplates that upon the occurrence of the Completion Date, the Completion Date Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which each of the Completion Date Guarantors shall expressly and unconditionally guarantee, on a joint and several basis, all of the Issuers’ Obligations under the Initial Indenture and the Notes; and

WHEREAS, pursuant to Section 9.01 of the Initial Indenture, the Completion Date Guarantors and the Trustee are authorized to execute and deliver this Completion Date Supplemental Indenture to amend or supplement the Initial Indenture without the consent of any Holder of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Completion Date Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Initial Indenture.

(2) Agreement to Guarantee. Each Completion Date Guarantor acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Completion Date Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Guarantor pursuant to the Indenture. Each Completion Date Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article 10 thereof.

(3) Execution and Delivery. Each Completion Date Guarantor agrees that its Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(4) No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or direct or indirect equityholder of any Issuer or any Guarantor (including the Completion Date Guarantors) (other than the Issuers in respect of the Notes and each Guarantor in respect of its Guarantee) shall have any liability for any obligations of the Issuers or the

Guarantors (including the Completion Date Guarantors) under the Notes, any Guarantees, the Indenture, this Completion Date Supplemental Indenture or any other supplemental indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(5) Governing Law. THIS COMPLETION DATE SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS COMPLETION DATE SUPPLEMENTAL INDENTURE, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(6) Counterparts. The parties may sign any number of copies of this Completion Date Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Completion Date Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Completion Date Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Completion Date Supplemental Indenture as to the parties hereto and may be used in lieu of the original Completion Date Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes

(7) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Completion Date Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Completion Date Guarantors.

(9) Benefits Acknowledged. The Completion Date Guarantors’ Guarantees are subject to the terms and conditions set forth in the Indenture. Each Completion Date Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Completion Date Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

(10) Successors. All agreements of the Completion Date Guarantors in this Completion Date Supplemental Indenture shall bind their respective successors, except as otherwise provided in this Completion Date Supplemental Indenture. All agreements of the Trustee in this Completion Date Supplemental Indenture shall bind its successors.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Completion Date Supplemental Indenture to be duly executed as of the date first above written.

CHANGE HEALTHCARE, INC. CHANGE HEALTHCARE INTERMEDIATE HOLDINGS, INC. CHANGE HEALTHCARE HOLDINGS, INC.
CHANGE HEALTHCARE OPERATIONS, LLC
CHANGE HEALTHCARE SOLUTIONS, LLC
CHANGE HEALTHCARE BUSINESS FULFILLMENT, LLC
CHANGE HEALTHCARE
CORRESPONDENCE SERVICES, INC. CHANGE HEALTHCARE COMMUNICATIONS, LLC
CHANGE HEALTHCARE ENGAGEMENT SOLUTIONS, INC. CHANGE HEALTHCARE PAYER PAYMENT INTEGRITY, LLC CHANGE HEALTHCARE PHARMACY SOLUTIONS, INC.
VIEOSOFT, INC.
ALTEGRA HEALTH, INC. CHANGE ENCIRCLE, LLC ALTEGRA HEALTH OPERATING COMPANY LLC
ALTEGRA HEALTH CONNECTIONS, LLC
ALTEGRA HEALTH OPERATING COMPANY - PUERTO RICO, LLC

By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens
Title: Secretary

[Supplemental Indenture]

PST SERVICES, LLC

By:	/s/ John G. Saia
Name: John G. Saia
Title: Vice President and Secretary

MCKESSON TECHNOLOGIES LLC

By:	/s/ John G. Saia
Name: John G. Saia
Title: Vice President and Secretary

HEALTHQX, LLC

By:	/s/ John G. Saia
Name: John G. Saia
Title: Vice President and Secretary

MED3000 GROUP, INC.

By:	/s/ John G. Saia
Name: John G. Saia
Title: Vice President and Secretary

MED3000, INC.

By:	/s/ John G. Saia
Name: John G. Saia
Title: Vice President and Secretary

INTEGREAT, LLC

By:	/s/ John G. Saia
Name: John G. Saia
Title: Vice President and Secretary

[Supplemental Indenture]

PEDIATRIC HEALTH ALLIANCE, L.L.C.

By:	/s/ John G. Saia
Name: John G. Saia
Title: Manager

MED3000 HEALTH SOLUTIONS SOUTHEAST

By:	/s/ John G. Saia
Name: John G. Saia
Title: Vice President and Secretary

MED3000 INVESTMENTS, INC.

By:	/s/ John G. Saia
Name: John G. Saia
Title: Vice President and Secretary

WILMINTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joseph P. O’Donnell
Name: Joseph P. O’Donnell
Title: Vice President

[Supplemental Indenture]